Exhibit 10.2

CHANGE IN CONTROL AGREEMENTS

Richard J. Christensen
Michel C. Cadieux
Mark de Vere White
Thomas L. Deitrich
R. Bruce Douglas
Barbara J. Doyle
Dennis Faerber
Joan S. Hooper
Robert G. Hrivnak
Darren K. Lacey
Charles McAtee
Philip C. Mezey
Sharelynn F. Moore
Simon Pontin
Russell E. Vanos
Shannon M. Votava